As Filed With the Securities and Exchange Commission on August 22, 2011
 Registration No. 333-172602

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

NO. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUXILIO, INC.
(Exact name of Registrant as specified in its charter)

Nevada	88-0350448
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

26300 La Alameda, Suite 100
Mission Viejo, California 92691
(Address of Principal Executive Offices)

2001 STOCK OPTION PLAN
2003 STOCK OPTION PLAN
2004 STOCK OPTION PLAN
2007 STOCK OPTION PLAN, AS AMENDED
(Full title of the plans)

Paul T. Anthony
Chief Financial Officer
Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, California 92691
(Name and address of agent for service)

(949) 614-0700
(Telephone number, including area code, of agent for service)

Copies to:

John F. Cannon, Esq.
Stradling Yocca Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

2

EXPLANATORY NOTE

This Registration Statement registered an aggregate of 7,809,897 shares of the Common Stock of Auxilio, Inc. (the “Company”).  These shares were offered pursuant to Company’s 2001 Stock Option Plan, 2003 Stock Plan, 2004 Stock Option Plan and 2007 Stock Option Plan, as amended (the “Option Plans”).  No shares have been issued under this Registration Statement.

The 5,182,402 stock options outstanding under the Option Plans have been rolled into the Company’s 2011 Stock Incentive Plan, separately registered under a Form S-8 Registration Statement filed today with respect to the 2011 Stock Incentive Plan.

For purposes of calculating a reduced registration fee thereunder, 5,970,000 shares under this Registration Statement were “transferred over” to the new Form S-8 Registration Statement.

The Company hereby deregisters all of the shares of the Common Stock originally covered by this Registration Statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California, on this 22nd day of August, 2011.

AUXILIO, INC.

By:           /s/ Joseph J. Flynn
Joseph J. Flynn
Chief Executive Officer

By:           /s/ Paul T. Anthony
Paul T. Anthony
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
*_________________________ Joseph J. Flynn	Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2011
*_________________________ Paul T. Anthony	Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2011
*_________________________ Edward Case	Director	August 22, 2011
*_________________________ Michael Joyce	Director	August 22, 2011
*_________________________ John D. Pace	Director	August 22, 2011
*_________________________ Max Poll	Director	August 22, 2011
*_________________________ Mark St. Clare	Director	August 22, 2011
*_________________________ Michael Vanderhoof	Director	August 19, 2011

*           /s/ Joseph J. Flynn
Joseph J. Flynn
Attorney-In-Fact